May 13, 2009

Presentation to the Special Committee of:

Confidential

pomeroy
IT Solutions

Regarding Project SKYLINE

Conference Call
Dial In: **[redacted]**
Passcode: ***[redacted]***

Houlihan Lokey Howard & Zukin

www.hlhz.com U.S. 800.788.5300 U.K. +44 (0)20.7839.3355

Los Angeles New York Chicago San Francisco Atlanta Minneapolis Dallas Washington, D.C. London Paris Frankfurt

Discussion Topics & Next Steps

Wednesday May 13, 2009 11:00 a.m. Pacific (2:00 p.m. Eastern)

Conference Call
Dial In: **[redacted]**
Passcode: ***[redacted]***

Agenda Topics

- Update on Accounting Review
- Review of progress with interested parties
  - **[redacted]**
  - **[redacted]**
  - **[redacted]**
- Discuss Items to be scheduled
  - Top Customers
  - Top Vendors
  - Cash & Working Capital Balance
- Review **[redacted]** Mark Up & Timing to Resolution
- Logistics for Board Meeting (5/15)

Top Customer & Vendor Analysis

2008 Customer & Vendor Analysis (1)

Service			
	Customer	$	%
1	IBM	$119,429,622	46.8%
2	HEWLETT-PACKARD	$13,749,887	5.4%
3	P&G	$8,069,018	3.2%
4	KELLY SERVICES INC. (KVMS)	$7,993,701	3.1%
5	PORT AUTHORITY	$5,808,183	2.3%
6	HEALTH CARE SERVICE CORP.	$5,690,831	2.2%
7	CINCINNATI BELL TELEPHONE CO	$5,517,239	2.2%
8	FIFTH THIRD	$5,281,880	2.1%
9	BAYER	$5,097,275	2.0%
10	AT&T	$4,718,610	1.8%

Product			
	Customer	$	%
1	WEST VIRGINIA	$22,732,396	7.2%
2	HUMANA	$22,478,858	7.1%
3	KY STATE GOV	$13,838,969	4.4%
4	E JONES	$13,243,253	4.2%
5	STATE OF TN-NV	$11,264,627	3.6%
6	BAYER	$10,552,791	3.3%
7	PRINCIPAL	$10,415,183	3.3%
8	P&G	$9,870,342	3.1%
9	FIFTH THIRD	$9,033,649	2.9%
10	LENSCRAFTERS	$7,929,338	2.5%

Overall			
	Customer	$	%
1	IBM	$119,429,622	21.5%
2	WEST VIRGINIA	$24,682,779	4.4%
3	HUMANA	$22,892,112	4.1%
4	P&G	$17,939,360	3.2%
5	KY STATE GOV	$16,572,603	3.0%
6	E JONES	$16,469,646	3.0%
7	BAYER	$15,650,066	2.8%
8	FIFTH THIRD	$14,315,530	2.6%
9	HEWLETT-PACKARD	$13,749,887	2.5%
10	LENSCRAFTERS	$11,802,780	2.1%

Customers to Add to Schedule
[redacted],
[redacted]

Top Vendors		
	Vendor	$ in Millions
1	Hewlett-Packard	$92.9
2	Cisco	$76.0
3	Dell	$33.3
4	Lenovo	$29.1
5	IBM	$21.4
6	Nortel	$11.6
7	Sun	$10.9
8	EMC	$10.9
9	Lexmark	$5.7
10	APC	$4.6

(1) Data Per Management

Cash & Working Capital Analysis

Cash & Working Capital Analysis (1)

Cash	
Minimum	29,826,519
Maximum	34,490,306
Average	32,573,012
Median	32,354,548

Working Capital	
Minimum	63,623,098
Maximum	67,712,556
Average	65,431,629
Median	65,533,384

Projected Escheat Payments
(Not Included in Above Analysis)
$2.5M in Q3 2009
$2.5M in Q4 2009

(1) Data Per Management